Exhibit 4.1

Execution Version
FIRST OMNIBUS AMENDMENT TO SECURED NOTES
AND INTERCREDITOR AGREEMENT
This FIRST OMNIBUS AMENDMENT TO SECURED NOTES AND INTERCREDITOR AGREEMENT (this “Amendment”), is entered into as of February 21, 2020, by and among HC2 STATION GROUP, INC., HC2 LPTV HOLDINGS, INC., HC2 BROADCASTING INC., HC2 NETWORK INC. (collectively, the “Subsidiary Borrowers”), HC2 BROADCASTING INTERMEDIATE HOLDINGS INC. (the “Intermediate Parent”), HC2 BROADCASTING HOLDINGS INC. (the “Parent Borrower” and, together with the Intermediate Parent and the Subsidiary Borrowers, the “Borrowers” and each, a “Borrower”), MSD PCOF PARTNERS XVIII, LLC (“MSD”), GREAT AMERICAN LIFE INSURANCE COMPANY (“GALIC”), and GREAT AMERICAN INSURANCE COMPANY (“GAIC”, and together with GALIC, “Great American”, and Great American together with MSD, the “Lenders”).
W I T N E S S E T H:
WHEREAS, pursuant to that certain Secured Note dated as of October 24, 2019 (the “MSD Secured Note”; the MSD Secured Note as amended by the Consent and First Amendment to Secured Note dated December 19, 2019 and by this Amendment, the “Amended MSD Secured Note”), by and among the Borrowers and MSD, MSD made a Loan to the Borrowers pursuant to the terms and conditions thereof;
WHEREAS, pursuant to that certain Amended and Restated Secured Note dated as of October 24, 2019 (the “GA Secured Note”; the GA Secured Note as amended by this Amendment, the “Amended GA Secured Note”), by and among the Borrowers and Great American, Great American made a Loan to the Borrowers pursuant to the terms and conditions thereof;
WHEREAS, the relative rights and priorities of the security interests granted to the Lenders under the MSD Secured Note and the GA Secured Note are governed by the terms of that certain Intercreditor Agreement dated as of October 24, 2019 (the “Intercreditor Agreement”; the Intercreditor Agreement as amended by this Amendment, the “Amended Intercreditor Agreement”), by and among the Borrowers, MSD, and Great American;
WHEREAS, initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the MSD Secured Note;
WHEREAS, the Borrowers have requested and MSD has agreed that the principal amount under the MSD Secured Note be increased by an additional $3,071,568; and
WHEREAS, the Borrowers have requested that the Lenders amend each of the MSD Secured Note, the GA Secured Note, and the Intercreditor Agreement that such Person is a party to in certain respects, and the Lenders are willing to do so, on the terms and subject to the conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows.
1.Amendments to MSD Secured Note. Subject to the satisfaction of the conditions precedent to the Amendment Effective Date set forth in Section 4 below, the MSD Secured Note is amended as follows:
(a)The header on the first page of the MSD Secured Note is hereby amended by replacing the reference to “$36,225,000” appearing therein with “$39,296,568”.
(b)The preamble to the MSD Secured Note is hereby amended by replacing the reference to “Thirty Six Million Two Hundred and Twenty Five Thousand Dollars ($36,225,000)” appearing therein with “Thirty Nine Million Two Hundred and Ninety Six Thousand Five Hundred and Sixty Eight Dollars ($39,296,568)”.
(c)Section 1 of the MSD Secured Note is hereby amended by adding the following new defined terms in the proper alphabetical order:
“Additional Principal Amount” means $3,071,568.
“First Omnibus Amendment” means that certain First Omnibus Amendment to Secured Notes and Intercreditor Agreement dated February 21, 2020 among the Borrowers, the Lender, and the Initial Lenders.
“First Omnibus Amendment Effective Date” means the Amendment Effective Date, as defined in the First Omnibus Amendment.
“Initial Principal Amount” means $36,225,000.
(d)Section 2.1 of the MSD Secured Note is hereby amended in its entirety as follows:
2.1 Disbursement. The Initial Principal Amount of this Note will be disbursed on the Closing Date to be used in accordance with Section 7.1(l). The Additional Principal Amount of this Note will be disbursed on the First Omnibus Amendment Effective Date to be used in accordance with Section 7.1(l). The Borrowers shall not have the right to redraw any amount prepaid or repaid hereunder.
(e)Section 7.1(l) of the MSD Secured Note is hereby amended in its entirety as follows:
(l) (a) use the net proceeds of the Initial Principal Amount to repay in full, in cash, all non-contingent obligations under the Arena Notes and the MBI Secured Note on the Closing Date; (b) use the net proceeds of the Additional Principal Amount to repay in full, in cash, all non-contingent obligations under the Mako Note by no later than the first Business Day following the First Omnibus Amendment Effective Date provided for the avoidance of doubt that upon such repayment the Mako Note shall be terminated and any reinstatement or reissuance thereof shall not constitute Permitted Indebtedness hereunder; and (c) use the net proceeds of this Note to pay fees, costs and expenses related to the Note Documents, including interest and principal payments, to pay the cash consideration for acquisitions, including fees, costs and expenses related to such acquisitions, and for general corporate purposes not in contravention of any Law or any Note Document.
(f)Annex I to the MSD Secured Note is hereby amended by replacing the reference to “$36,225,000” appearing therein with “$39,296,568”.
2.Amendment to GA Secured Note. Subject to the satisfaction of the conditions precedent to the Amendment Effective Date set forth in Section 4 below, the GA Secured Note is hereby amended by replacing each reference to “$36,225,000” appearing in Section 1.65 and Section 1.77 therein with “$39,296,568”.
3.Amendment to Intercreditor Agreement. Subject to the satisfaction of the conditions precedent to the Amendment Effective Date set forth in Section 4 below, the Intercreditor Agreement is hereby amended by replacing the reference to “$36,225,000” appearing the definition of “MSD Agreement Cap” in Section 1.01 therein with “$39,296,568”.
4.Conditions to Effectiveness. This Amendment shall be effective as of the date when all of the following conditions have been satisfied (such date the “Amendment Effective Date”):
(a) the Lenders shall have received a copy of this Amendment duly executed by each Borrower;
(b) the Lenders shall have received a certificate from an authorized officer of the Parent Borrower in form and substance reasonably satisfactory to the Lenders certifying that the execution and performance of this Amendment by the Borrowers is not materially adverse to the Holders (as defined in the Preferred Equity Agreement) in accordance with Section 7.01(v) of the Amended and Restated Certificate of Designation of Series A Fixed Rate Preferred Stock of HC2 Broadcasting Holdings Inc. dated as of October 24, 2019;
(d) Borrowers shall have paid all fees costs and expenses due and payable as of the date hereof under the MSD Secured Note and the GA Secured Note, including without limitation all attorney’s fees and expenses incurred by the Lenders; and
(e) the representations and warranties set forth in Section 5 hereof shall be true and correct as of the date hereof.

5.Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants to the Lenders as follows:
(a)the execution and delivery of this Amendment, and the performance of the Amended MSD Secured Note, the Amended GA Secured Note, and the Amended Intercreditor Agreement (i) have been duly authorized by all proper and necessary action of the board of directors of such Borrower; and (ii) do not and will not conflict with (x) any material provision of Law or regulatory requirements to which such Borrower is subject, or (y) any charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of such Borrower;
(b)there is no material outstanding decree, decision, judgment or order that has been issued by any court, Governmental Authority, agency or arbitration authority against such Borrower or its FCC Licenses;
(c)(x) no Borrower is in default under or with respect to any Contractual Obligation of such Borrower that could, either individually or in the aggregate reasonably be expected to result in a Material Adverse Change; or (y) no consent or approval of any public authority or any other third party is required as a condition to the validity of this Amendment;
(d)each of this Amendment, the Amended MSD Secured Note, the Amended GA Secured Note, the Amended Intercreditor Agreement, each Note Document (as defined in the Amended MSD Secured Note), and each Note Document (as defined in the Amended GA Secured Note) is the valid and legally binding obligation of such Borrower, enforceable against such Borrower in accordance with its respective terms;
(e)the representations and warranties contained in Section 7.3 of the Amended MSD Secured Note and in Section 7.3 of the Amended GA Secured Note are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and
(f)no Default or Event of Default has occurred and is continuing.
6.Further Assurances. At any time upon the reasonable request of any Lender, each Borrower shall promptly execute and deliver to the Lenders any additional documents as such Lender shall reasonably request pursuant to the Amended MSD Secured Note and the other Note Documents (as defined in the Amended MSD Secured Note) or the Amended GA Secured Note and the other Note Documents (as defined in the Amended GA Secured Note), in each case in form and substance reasonably satisfactory to the Lenders.

7.Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, SUBMISSION TO JURISDICTION, VENUE, AND WAIVER OF JURY TRIAL SET FORTH IN SECTION 11 OF THE AMENDED SECURED NOTE, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.
8.Binding Effect. This Amendment shall be binding upon the Borrowers and shall inure to the benefit of the Lenders, together with their respective successors and permitted assigns.
9.Effect on Note Documents.
(a)The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the MSD Secured Note, the GA Secured Note, and the Intercreditor Agreement, and shall not be deemed to be a consent to or a modification or amendment of any other term or condition of the MSD Secured Note, the GA Secured Note, or the Intercreditor Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the MSD Secured Note and each of the other Note Documents (as defined in the MSD Secured Note), the GA Secured Note and each of the other Note Documents (as defined in the GA Secured Note), and the Intercreditor Agreement are ratified and confirmed and shall continue in full force and effect.
(b)Each reference in the MSD Secured Note or any other Note Document (as defined in the MSD Secured Note) to this “Note”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the MSD Secured Note shall on and from the date hereof mean and refer to the Amended MSD Secured Note.
(c)Each reference in the GA Secured Note or any other Note Document (as defined in the GA Secured Note) to this “Note”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the GA Secured Note shall on and from the date hereof mean and refer to the Amended GA Secured Note.
(d)Each reference in the Intercreditor Agreement to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Intercreditor Agreement shall on and from the date hereof mean and refer to the Amended Intercreditor Agreement.
10.Miscellaneous
(a)This Amendment is a “Note Document” under both the Amended MSD Secured Note and the Amended GA Secured Note. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be equally effective as delivery of a manually executed counterpart of this Amendment.
(b)If any term or provision of this Amendment is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Amendment or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
(c)The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.
(d)This Amendment shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
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IN WITNESS WHEREOF, the Borrowers and the Lenders have caused this Amendment to be duly executed by its authorized officer as of the day and year first above written.
HC2 Broadcasting Holdings Inc.,
as the Parent Borrower

By: /s/ Philip A. Falcone
Name: Philip A. Falcone
Title: Executive Chairman, President and
        CEO

HC2 BROADCASTING INTERMEDIATE Holdings Inc.,
as the Intermediate Borrower

By: /s/ Philip A. Falcone
Name: Philip A. Falcone
Title: Executive Chairman, President and
        CEO

HC2 STATION GROUP, INC.,
as a Subsidiary Borrower

By: /s/ Philip A. Falcone
Name: Philip A. Falcone
Title: Executive Chairman, President and
        CEO

HC2 LPTV HOLDINGS, INC.,
as a Subsidiary Borrower

By: /s/ Philip A. Falcone
Name: Philip A. Falcone
Title: Executive Chairman, President and
        CEO

Signature Page to First Omnibus Amendment

HC2 BROADCASTING INC.,
as a Subsidiary Borrower

By: /s/ Philip A. Falcone
Name: Philip A. Falcone
Title: Executive Chairman, President and
        CEO

HC2 NETWORK INC.,
as a Subsidiary Borrower

By: /s/ Philip A. Falcone
Name: Philip A. Falcone
Title: Executive Chairman, President and
        CEO

Signature Page to First Omnibus Amendment

MSD PCOF PARTNERS XVIII, LLC

By: /s/ Marcello Liguori
Name: Marcello Liguori
Title: Vice President

Signature Page to First Omnibus Amendment

GREAT AMERICAN LIFE INSURANCE
COMPANY

By:  /s/ Mark F. Meuthing
Name: Mark F. Meuthing
Title: President

GREAT AMERICAN INSURANCE
COMPANY

By:
Name: Stephen C. Beraha
Title: Assistant Vice President
Signature Page to First Omnibus Amendment

GREAT AMERICAN LIFE INSURANCE
COMPANY

By:
Name: Mark F. Meuthing
Title: President

GREAT AMERICAN INSURANCE
COMPANY

By: /s/ Stephen C. Bereha
Name: Stephen C. Beraha
Title: Assistant Vice President

Signature Page to First Omnibus Amendment